EXHIBIT 10.5

RESTRICTED STOCK GRANT

FOR EMPLOYEES, CONSULTANTS AND NON-EMPLOYEE DIRECTORS

3-YEAR VESTING

Employee, Consultant

& Non-Employee Director

3 –Year Form

CHENIERE ENERGY, INC.

Amended and Restated

2003 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT

1. Grant of Restricted Shares. Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby grants to                      (“Participant”) all rights, title and interest in the record and beneficial ownership of                      (            ) shares (the “Restricted Shares”) of common stock, $0.03 par value per share, of the Company (“Common Stock”), subject to the conditions described in this grant of Restricted Stock (the “Grant”) and in the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”). The Restricted Shares are granted, effective as of the      day of                     , 200     (the “Grant Date”).

2. Issuance and Transferability. Restricted Stock awarded under the Plan may be evidenced in such manner as the Company shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Such shares are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order of the court in a divorce proceeding. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant.

3. Risk of Forfeiture. Participant shall immediately forfeit all rights to any non-vested portion of the Restricted Shares in the event of termination, resignation or removal from employment with the Company under circumstances that do not cause Participant to become fully vested under the terms of the Plan or this Grant.

4. Vesting. Subject to Paragraph 3 hereof, Participant shall vest in his or her rights to the Restricted Shares and the restrictions shall lapse with respect to 33% of the Restricted Shares on the first

Employee, Consultant

& Non-Employee Director

3 –Year Form

anniversary of the date hereof, and shall vest at 33% on the second anniversary of the date here of with the remainder of the Restricted Shares vesting on the third anniversary of the date hereof, provided that Participant remains continuously employed by the Company until such dates. If Participant’s employment or other service with the Company or any subsidiary shall be terminated for any reason, any Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company; provided, however, that any such Restricted Shares not then vested shall vest upon (i) termination, resignation or removal of a Participant for any reason within one (1) year from the effective date of a Change of Control, or (ii) death or Disability of Participant.

5. Ownership Rights. Subject to the restrictions set forth in this Grant and the Plan, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares.

6. Reorganization of the Company. The existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

8. Certain Restrictions. By executing this Grant, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

Employee, Consultant

& Non-Employee Director

3 –Year Form

9. Amendment and Termination. No amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant.

10. Withholding of Taxes. Participant agrees that, if he or she makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, Participant will so notify the Company in writing within two (2) days after making such election, so as to enable the Company to timely comply with any applicable governmental reporting requirements. The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations.

11. No Guarantee of Tax Consequences. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Grant.

12. Severability. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

13. Governing Law. The Grant shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.

Executed the      day of                     , 200

COMPANY:

By:
Name:
Title:

Accepted the      day of                     , 200

Employee, Consultant

& Non-Employee Director

3 –Year Form

PARTICIPANT:

Address:

Social Security Number: